UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2010

OncoVista Innovative Therapies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-27629	23-2426437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14785 Omicron Drive, Suite 104, San Antonio, TX	78245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 677-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously reported in the Current Reports on Form 8-K dated January 15, 2009, the Registrant and OncoVista, Inc. (the “Subsidiary”), a wholly owned subsidiary of the Registrant, completed an initial closing of a bridge round of debt financing, whereby the Registrant and its Subsidiary issued secured promissory notes (the “Bridge Notes”) in the aggregate principal amount of $750,000, in exchange for cash equal to the face amount of such Bridge Notes, and warrants (the “Warrants”) to accredited investors as defined by Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).  Such Bridge Notes were due and payable on January 15, 2010.

On February 12, 2010, the Registrant and the holders of the bridge Notes agreed to amend the Bridge Notes s follows:

i.
The maturity date of the Bridge Notes was amended to be the date which is the earlier of (i) July 15, 2010, (ii) the date upon which the Registrant consummates a Qualified Financing and (iii) the acceleration of the maturity of the Bridge Notes in accordance with the terms of such Bridge Notes;

ii.	The definition of “Qualified Financing” was amended to be as follows:

 “Qualified Financing means one or more financings, whether in the form of equity securities, Indebtedness, derivative securities, or otherwise, the aggregate gross proceeds of which equal or exceed $3,000,000.”

iii.           The interest rate on the Bridge Notes was amended to be 12.0% per annum, provided, however, that upon the occurrence, and during the continuation, of an Event of Default (as defined in the Bridge Notes), the interest rate shall be increased by 6.0% per annum to 18.0% per annum and shall be payable by the holders on demand.

In addition, the Warrants were amended as follows:

i.	Exercise period was amended to end on July 15, 2014: and

ii.
To provide that, in the event that no Qualified Financing shall be consummated by the Registrant prior to the expiration of the Exercise Period, the Warrant shall be exercisable for up to $750,000 shares of common stock, par value $0.001 per share, at an exercise price of $0.10 per share (subject to the adjustments specified therein).

The foregoing description is a summary and is qualified in its entirety by the transaction documents attached as an exhibit hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits

10.1	Form of Letter Agreement among OncoVista Innovative Therapies, Inc., OncoVista, Inc. and the Holders of the Notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 16, 2010

ONCOVISTA INNOVATIVE THERAPIES,INC.

By:  /s/ Alexander L. Weis

Name:  Alexander L. Weis, Ph.D.
Title:    Chairman of the Board of Directors, President,
             and Chief Executive Officer